                                                                    EXHIBIT 10.4

                                                                  EXECUTION COPY

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                                                          INVESTMENT NUMBER 9902

                           SPONSOR GUARANTEE AGREEMENT

                                      AMONG

                             GENESEE & WYOMING, INC.

                                       AND

                   NEDERLANDSE FINANCIERINGS-MAATSCHAPPIJ VOOR
                            ONTWIKKELINGSLANDEN N.V.

                                       AND

                        INTERNATIONAL FINANCE CORPORATION

                           DATED AS OF MARCH 15, 2005

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                                TABLE OF CONTENTS

Article or
 Section                                    Item                                     Page No.
 -------                                    ----                                     --------
ARTICLE I.....................................................................           2

DEFINITIONS...................................................................           2

     Section 1.01.  Definitions...............................................           2
     Section 1.02.  Interpretation............................................           3

ARTICLE II....................................................................           3

GUARANTEE.....................................................................           3

     Section 2.01.  Guarantee.................................................           3
     Section 2.02.  Guarantee Continuing and Absolute.........................           4
     Section 2.03.  Waiver of Defenses........................................           4
     Section 2.04.  Application of Payments...................................           6
     Section 2.05.  Non-Competition; Bankruptcy...............................           6
     Section 2.06.  Proof as to Amounts Owing.................................           7
     Section 2.07.  Rights of the Senior Lenders..............................           7
     Section 2.08.  Indemnification...........................................           8
     Section 2.09.  Avoidance or Reduction....................................           8
     Section 2.10.  Taxes.....................................................           8
     Section 2.11.  Modification of Guarantee Obligations.....................           9

ARTICLE III...................................................................           9

REPRESENTATIONS, WARRANTIES AND COVENANTS.....................................           9

     Section 3.01.  Representations and Warranties............................           9
     Section 3.02.  Covenants.................................................          10
     Section 3.03.  Full Reliance.............................................          11
     Section 3.04.  Rights Not Prejudiced.....................................          11

ARTICLE IV....................................................................          12

MISCELLANEOUS.................................................................          12

     Section 4.01.  Taxes.....................................................          12
     Section 4.02.  Notices...................................................          12
     Section 4.03.  Applicable Law and Jurisdiction...........................          13
     Section 4.04.  Successors and Assigns....................................          16
     Section 4.05.  No Waiver; Remedies.......................................          16
     Section 4.06.  Amendments................................................          16

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
Section 4.07.  English Language..............................................        16
Section 4.08.  Severability..................................................        16
Section 4.09.  Further Assurances............................................        17
Section 4.10.  Counterparts..................................................        17

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                           SPONSOR GUARANTEE AGREEMENT

      SPONSOR GUARANTEE AGREEMENT dated as of March 15, 2005, by and among GENESEE & WYOMING, INC., a corporation organized and existing under the laws of Delaware, United States of America (the "Guarantor"), NEDERLANSE
FINANCIERINGS-MAATSCHAPPIJ   VOOR ONTWIKKELINGSLANDEN N.V., a limited liability
company organized under the laws of The Netherlands ("FMO") and INTERNATIONAL FINANCE CORPORATION, an international organization established by its Articles of Agreement among its member countries ("IFC" and, together with FMO, the "Senior Lenders").

      WHEREAS:

      (A) Under the terms of a loan agreement (the "Original IFC Loan Agreement"), dated December 5, 2000, by and among GW SERVICIOS, S.A. DE C.V., a sociedad anonima de capital variable organized and existing under the laws of the United Mexican States (the "Borrower"), COMPANIA DE FERROCARRILES CHIAPAS-MAYAB, S.A. DE C.V., a sociedad anonima de capital variable organized and existing under the laws of the United Mexican States (the "Project Company") and IFC, IFC made (i) an A loan to the Borrower in the principal amount of ten million five hundred thousand Dollars ($10,500,000), of which the principal amount of seven million five hundred thousand Dollars ($7,500,000) is presently outstanding (which amount shall be reduced to seven million two hundred eighty thousand eight hundred thirty-six Dollars ($7,280,836) after prepayment of the amount set forth in Section 5.01(b) of the IFC Loan Agreement (as defined below)) and (ii) a B Loan to the Borrower in the principal amount of ten million Dollars ($10,000,000), of which the principal amount of six million six hundred sixty-six thousand six hundred sixty-eight Dollars ($6,666,668) is presently outstanding (which amount shall be reduced to six million four hundred fifty-seven thousand nine hundred forty-one Dollars ($6,457,941) after prepayment of the amount set forth in Section 5.01(c) of the IFC Loan Agreement (as defined below)) (collectively, the "IFC Loan"). The Borrower, the Project Company and IFC are amending and restating the Original IFC Loan Agreement as of the date hereof to, among other things, extend the term of the IFC Loan (as so amended and restated, the "IFC Loan Agreement").

      (B) Under the terms of a loan agreement (the "Original FMO Loan Agreement" and, together with the Original IFC Loan Agreement, the "Original Loan Agreements"), dated December 5, 2000, by and among the Borrower, the Project Company and FMO, FMO made a loan to the Borrower in the principal amount of seven million Dollars ($7,000,000), of which the principal amount of four million six hundred sixty-four thousand Dollars ($4,664,000) is currently

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                                       -1-

outstanding (which amount shall be reduced to four million five hundred seventeen thousand eight hundred ninety and 91/100th Dollars ($4,517,890.91) after prepayment of the amount set forth in Section 5.01(b) of the FMO Loan Agreement (as defined below)) (the "FMO Loan"). The Borrower, the Project Company and FMO are amending and restating the Original FMO Loan Agreement as of the date hereof to, among other things, extend the term of the FMO Loan (as so amended and restated, the "FMO Loan Agreement" and, together with the IFC Loan Agreement, the "Loan Agreements").

      (C) The Guarantor is the majority shareholder of the Borrower and the Project Company is owned ninety-six point five percent (96.5%) by the Borrower and three point five percent (3.5%) by the Guarantor.

      (D) Under the terms of each of the Loan Agreements, the conditions to effectiveness of the amendment and restatement of each of the Original Loan Agreements contemplated thereby require the Guarantor to guarantee the obligations of the Borrower and the Project Company thereunder.

      (E) The Guarantor, in consideration of the Senior Lenders entering into the Loan Agreements, has agreed to guarantee the obligations of the Borrower and the Project Company thereunder as more fully set forth herein.

      NOW, THEREFORE, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      Section 1.01. Definitions. Wherever used in this Agreement, unless the context otherwise requires, terms defined in the Loan Agreements shall have the same meanings when used herein as given therein and the following terms shall have the following meanings:

"Guaranteed Obligations"    all debts and liabilities of the Borrower and the
                            Project Company to IFC and FMO under the Loan
                            Agreements and the other Transaction Documents, irrespective of whether such liabilities are present or future, actual or contingent or owed as principal, interest, fees, taxes, duties, damages, indemnities, losses, costs, expenses or otherwise; and

"Maximum Amount"            the meaning given in Section 2.01(e).

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                                      -2-

      Section 1.02. Interpretation. In this Agreement, unless the context otherwise requires:

      (a) headings and underlinings are for convenience only and do not affect the interpretation of this Agreement;

      (b) words importing the singular include the plural and vice versa;

      (c) an expression importing a natural person includes any company, partnership, trust, joint venture, association, corporation or other body corporate and any Authority;

      (d) a reference to a Section, Article, party, Exhibit, Annex or Schedule is a reference to that Section or Article of, or that party, Exhibit, Annex or Schedule to, this Agreement;

      (e) a reference to a document includes an amendment or supplement to, or replacement or novation of, that document but disregarding any amendment, supplement, replacement or novation made in breach of this Agreement; and

      (f) a reference to a party to any document includes that party's successors and permitted assigns.

                                   ARTICLE II

                                    GUARANTEE

      Section 2.01. Guarantee; Limit. (a) The Guarantor hereby irrevocably, absolutely and unconditionally guarantees, as primary obligor and not merely as surety, the due and punctual payment of the outstanding Guaranteed Obligations, whether at stated maturity, upon acceleration or otherwise, all as set forth in the Loan Agreements and the other Transaction Documents.

      (b) If and whenever the Borrower or the Project Company shall default in the payment of the Guaranteed Obligations or any part thereof, whether at stated maturity, upon acceleration or otherwise, the Guarantor shall forthwith upon first demand by either Senior Lender pay to such Senior Lender in Dollars the outstanding Guaranteed Obligations.

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                                      -3-

      (c) The tender or payment of any currency other than Dollars (whether or not by recovery under a judgment), shall not novate, discharge or satisfy the obligation of the Guarantor to pay in Dollars except to the extent that the relevant Senior Lender actually receives Dollars at the place or places designated pursuant to its Loan Agreement. If a currency other than Dollars is tendered or paid (or recovered under any judgment) and the amount such Senior Lender receives falls short of the full amount of Dollars owed to it, then the Guarantor shall continue to owe such Senior Lender, as a separate obligation, the amount of the shortfall (regardless of any judgment for any other amounts due under this Agreement).

      (d) This is a guarantee of payment and not of collection. The Guarantor waives notice of acceptance of this Guarantee and notice of any liability to which it may apply, and waives presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liability, suit or taking of other action by IFC or FMO against, and any other notice to, any party liable thereon (including the Borrower, the Project Company or any other guarantor).

      (e) Any other provision of this Agreement to the contrary notwithstanding, the maximum aggregate amount payable by the Guarantor under this Agreement shall be eight million nine hundred thousand Dollars ($8,900,000) (the "Maximum Amount").

      Section 2.02. Guarantee Continuing and Absolute. (a) This Agreement shall be a continuing guarantee and shall remain in full force and effect until, subject to Section 2.09, the date on which the Guaranteed Obligations shall have been fully paid in accordance with the provisions of the Loan Agreements and the other Transaction Documents.

      (b) Subject to the provisions of subsection (a) of this Section 2.02, the obligations of the Guarantor hereunder shall not be discharged except by performance and then only to the extent of such performance.

      (c) This Agreement shall be an additional, separate and independent obligation of the Guarantor. For the avoidance of doubt, the Guarantor acknowledges that its obligations hereunder (i) are separate from its obligations under the Financial Support Agreement (including under Article V thereof) and (ii) shall not be affected by any provisions of the Financial Support Agreement or any amounts paid by the Guarantor thereunder.

      Section 2.03. Waiver of Defenses. (a) The obligations of the Guarantor under this guarantee shall not be subject to any prior notice to, demand upon or action against, the Borrower, the Project Company or to any prior notice to the Guarantor with regard to any default by the Borrower or the Project Company, and

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                                      -4-

shall not be discharged, released, affected or impaired by any act, omission, circumstance (other than complete payment of the Guaranteed Obligations by the Project Company or the Borrower or of the Maximum Amount by the Guarantor), matter or thing which, but for this provision, would reduce, release or prejudice any of the obligations of the Guarantor under this Agreement or which might otherwise constitute a legal or equitable discharge or defense of a surety or a guarantor, including the following:

            (i) any extension of time, forbearance or concession given to the Borrower, the Project Company or any other party, or any increase, decrease, change in the manner, time or place of payment or calculation or other alteration of the Guaranteed Obligations or any part thereof;

            (ii) any assertion of, or failure to assert, or delay in asserting, or lack of diligence regarding, any right, power or remedy against the Borrower, the Project Company or any other party or in respect of any security for the IFC Loan or the FMO Loan;

            (iii) any taking, holding, reviewing, exchanging, varying, releasing, waiving or omitting to take, perfect or enforce any rights, remedies or securities against or granted by the Borrower, the Project Company or any other person;

            (iv) any amendment, change, acceleration, renewal, modification, waiver, surrender, compromise, settlement, release, termination or amplification of the provisions of the Loan Agreements, any other Transaction Document, or any other agreement between or among any of the Borrower, the Project Company, the Guarantor, FMO, IFC or any other party in relation to the IFC Loan or the FMO Loan;

            (v) any failure of the Borrower, the Project Company or the Guarantor to comply with any requirement of any law, regulation or order;

            (vi) the dissolution, liquidation, winding-up, amalgamation, merger, reorganization or other alteration of the legal status or structure of the Borrower, the Project Company, the Guarantor or any other person;

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                                      -5-

            (vii) any purported or actual assignment of the IFC Loan or the FMO
                  Loan by IFC or FMO, respectively, to any other party;

            (viii) any invalidity or unenforceability of, or any defect in or omission from, the Loan Agreements, any other Transaction Document or any other agreement relating to the IFC Loan or the FMO Loan, or any of their respective provisions; or

            (ix) any other circumstance howsoever caused or arising and whether or not similar to any of the foregoing (other than payment in full of the Guaranteed Obligations by the Borrower or the Project Company or of the Maximum Amount by the Guarantor) which might otherwise constitute a legal or equitable discharge or defense of a surety or a guarantor.

      (b) The Guarantor further waives irrevocably and unconditionally any right to which it may be entitled to have the assets of the Borrower, the Project Company or any other guarantor first be used as payment of the Guaranteed Obligations, prior to any amount being claimed from or paid by the Guarantor hereunder.

      Section 2.04. Application of Payments. If the Guarantor shall at any time make payment to a Senior Lender of an amount less than the full amount then due and payable to such Senior Lender under this Agreement, such Senior Lender shall have the right to allocate and apply such payment in any way or manner and for such purpose or purposes as it in its sole discretion shall determine notwithstanding any instruction that the Guarantor may give to the contrary.

      Section 2.05. Non-Competition; Bankruptcy. (a) If any monies shall have become payable or shall have been paid by the Guarantor under this Agreement, the Guarantor shall not, in respect of such monies, seek to enforce repayment or to exercise any other rights or legal remedies of any kind which may accrue to the Guarantor against the Borrower or the Project Company, whether by way of subrogation or otherwise, in respect of the amount so payable or so paid or in respect of any other monies for the time being due to the Guarantor from either of them so long as any monies remain owing under the Loan Agreements or the other Transaction Documents.

      (b) In the event of the liquidation or winding-up of the Borrower or the Project Company, at any time after any monies shall have become payable or shall

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                                      -6-

have been paid under this Agreement, the Guarantor shall not prove in competition with either Senior Lender in respect of any monies owing to the Guarantor by the Borrower or the Project Company on any account whatsoever but shall give the Senior Lenders the benefit of any such proof and of all monies to be received in respect thereof until all monies now or hereafter owing under the Loan Agreements and the other Transaction Documents shall have been fully paid. If, notwithstanding the foregoing, the Guarantor shall (a) prior to a liquidation or winding-up of the Borrower, at any time after any monies shall have become payable or shall have been paid by the Guarantor under this Agreement or (b) in a liquidation or winding-up of the Borrower or the Project Company, at any time after monies shall have become payable or shall have been paid by the Guarantor under this Agreement, receive any amounts in respect of any such monies as aforesaid before all of the Guaranteed Obligations have been fully paid, the Guarantor shall hold the same in trust for the Senior Lenders and promptly remit the same as instructed by the Senior Lenders.

      Section 2.06. Proof as to Amounts Owing. A certificate by an officer of a Senior Lender as to any amounts due and payable at any time by the Borrower under such Senior Lender's Loan Agreement or any other Transaction Document shall be binding upon the Guarantor and shall be conclusive evidence in any legal proceedings with respect to this Agreement. The Guarantor hereby waives all requirements as to diligence, presentment, demand of payment, protest or notice of any kind with respect to the Loan Agreements and the other Transaction Documents.

      Section 2.07. Rights of the Senior Lenders. (a) The rights and powers of each Senior Lender hereunder are not contingent upon the pursuit by such Senior Lender of any right or remedy against the Guarantor or against any other person which may be or become liable in respect of any of the Guaranteed Obligations or any guarantee therefor or right of offset with respect thereto or against any security held in respect of the IFC Loan, the FMO Loan or any Transaction Document.

      (b) Neither Senior Lender shall be liable for any failure to demand, collect or realize upon all or any part of any security held by either Senior Lender in respect of the IFC Loan, the FMO Loan or any Transaction Document or for any delay in doing so and either Senior Lender may enforce this guarantee prior to taking or without taking any action whatsoever under any of such security or any Transaction Document.

      Section 2.08. Indemnification. As a separate, continuing and independent obligation by way of indemnity, the Guarantor hereby agrees that if any of the monies or liabilities which are intended to be the subject of the preceding

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                                      -7-

provisions of this Agreement shall not be recovered or recoverable from the Guarantor for any reason whatsoever (including, without limitation, any incapacity of the Borrower, the Project Company or the Guarantor or invalidity or unenforceability of any provision of the Loan Agreements and the other Transaction Documents and whether or not now existing or known to IFC, FMO, the Borrower, the Project Company or the Guarantor) then the Guarantor shall be liable, on demand by each Senior Lender, to indemnify such Senior Lender against all losses, claims or costs directly suffered or incurred by it as a consequence of such non-recovery from the Guarantor, provided that the maximum amount recoverable by the Senior Lenders from the Guarantor under the indemnity given in this Section 2.08 shall not exceed the amount which would have been recoverable by the Senior Lenders from the Guarantor had this Agreement been enforceable as a guarantee against the Guarantor. The right to make such a demand shall not be subject to any requirement of prior notice to, demand upon or action against the Borrower or the Guarantor.

      Section 2.09. Avoidance or Reduction. Any release or discharge of this Agreement shall be conditional upon no security or payment to either Senior Lender by the Guarantor or any other person being avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency or liquidation and, in the event of such security or payment being so avoided or reduced, such Senior Lender shall be entitled to recover from the Guarantor the value or amount of such security or payment as if such release or discharge had not occurred.

      Section 2.10. Taxes. (a) The Guarantor shall pay or cause to be paid all present and future taxes, duties, fees and other charges of whatsoever nature, if any, now or in the future levied or imposed by the United States of America, the United Mexican States, or by any Authority of the foregoing, or by any organization of which either of the foregoing is a member or any jurisdictions through or out of which a payment is made, on or in connection with the payment of any and all amounts due under this Guarantee Agreement.

      (b) All payments due under this Guarantee Agreement shall be made without deduction for or on account of any such taxes, duties, fees or other charges.

      (c) If the Guarantor is prevented by operation of law or otherwise from making or causing to be made such payments without deduction, the amounts due under this Guarantee Agreement shall be increased, and the Guarantor shall pay such amount as may be necessary so that each Senior Lender receives the full amount it would have received (taking into account any such taxes, duties, fees or other charges payable on amounts payable by the Guarantor under this subsection) had such payments been made without such deduction.

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                                      -8-

      (d) If subsection (c) above applies and either Senior Lender so requires, the Guarantor shall deliver to such Senior Lender official tax receipts evidencing payment (or certified copies of them) within thirty (30) days of the date of payment.

      Section 2.11. Modification of Guaranteed Obligations. The obligations of the Guarantor under this Agreement shall extend to any change in the Guaranteed Obligations as a result of:

      (i) any alteration, variation, amendment, supplement, renewal or replacement of either of the Loan Agreements or any other Transaction Document; or

      (ii) the occurrence of any other act or event which would have the effect of changing the Guaranteed Obligations;

regardless of whether the Guarantor is aware of, consented to or is given notice of any such alteration, variation, amendment, supplement, renewal or replacement or of any such other act or event.

                                   ARTICLE III

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

      Section 3.01. Representations and Warranties. The Guarantor hereby represents and warrants to FMO and IFC that:

      (a) it is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and it has the corporate power, and all necessary corporate and other (including governmental) action has been taken and all consents, licenses, approvals and authorizations have been obtained to authorize it, to conduct its business as presently conducted and to execute and deliver this Agreement and to perform fully and completely all of its obligations and liabilities hereunder;

      (b) the execution, delivery and performance by it of this Agreement will not violate or conflict with, or constitute a default or require any consent under, any provision of any existing law or regulation or order or decree of any court or authority or the certificate of incorporation, by-laws, or other organizational documents of the Guarantor or any material contract, undertaking or agreement to which the Guarantor is a party or which purports to be binding upon the Guarantor or any of its property or assets and will not result in the imposition or creation of any security interest in, or lien, charge or encumbrance on or with respect to, all or any part thereof pursuant to the provisions of any such contract, undertaking or agreement; and

      (c) this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and legally binding obligation, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

      Section 3.02. Covenants. Unless each Senior Lender otherwise agrees, the Guarantor shall:

      (a) maintain its corporate existence in good standing under the jurisdiction of its incorporation;

      (b) maintain all assets and properties material to its business in good working order;

      (c) not make (and shall not authorize or permit any Affiliate or any other Person acting on its behalf to make) any Prohibited Payment. The Guarantor further covenants that should any of the Senior Lenders notify the Guarantor of its concerns that there has been a Prohibited Payment, it shall cooperate in good faith with such Senior Lender and its representatives in determining whether such a violation has occurred, and shall respond promptly and in reasonable detail to any notice from such Senior Lender, and shall furnish documentary support for such response upon such Senior Lender's reasonable request;

      (d) as soon as available but in any event within one hundred and twenty
(120) days after June 30 and December 31 in each Financial Year, deliver to each Senior Lender:

            (i) two (2) copies of its complete financial statements for such period prepared on a Consolidated Basis in accordance with the Accounting Principles, which (A) in the case of the financial statements delivered in respect of June 30, shall be unaudited and cover the six-month period ending on June 30 and (B) in the case of the financial statements delivered in respect of December 31, shall be audited and cover the Financial Year ending on such date; and

            (ii) a statement of the outstanding amount (measured as of the relevant June 30 or December 31) of all liabilities of any Person (other than itself) which the Guarantor has guaranteed or otherwise directly or indirectly obligated itself to pay;

provided, that such financial or other statements need not be delivered if and to the extent that corresponding financial statements have been filed with the United States Securities and Exchange Commission and are publicly available; and

      (e) notify each Senior Lender if it becomes aware of any fact or circumstance which constitutes or might constitute an Event of Default or Potential Event of Default or which might cause a Material Adverse Effect.

      Section 3.03. Full Reliance. The Guarantor acknowledges that it has made the representations referred to in Section 3.01 with the intention of persuading each Senior Lender to enter into this Agreement and its respective Loan Agreement and that each Senior Lender has entered into this Agreement and its respective Loan Agreement on the basis of, and in full reliance on, each of such representations. The Guarantor further represents and warrants to each Senior Lender that each of such representations is true and correct in all material respects as of the date of this Agreement and that none of them omits any fact, the omission of which makes any of such representations materially misleading.

      Section 3.04. Rights Not Prejudiced. The rights and remedies of each Senior Lender in relation to any misrepresentation or breach of warranty on the part of the Guarantor shall not be prejudiced by any investigation by or on behalf of either Senior Lender into the affairs of the Borrower, the Project Company or the Guarantor, by the execution of this Agreement or by any act or thing which may be done by or on behalf of either Senior Lender in connection with this Agreement and which might, apart from this Section, prejudice such rights or remedies.

                                   ARTICLE IV

                                  MISCELLANEOUS

      Section 4.01. Taxes. The Guarantor shall, upon notice from either Senior Lender, pay all taxes (including stamp taxes), duties, fees or other charges payable on or in connection with the execution, issue, delivery, registration or notarization of this Agreement and shall reimburse each Senior Lender or its assigns for any such taxes, duties, fees or other charges paid by such Senior Lender or its assigns thereon.

      Section 4.02. Notices. Any notice or request required or permitted to be given hereunder shall be in writing. Subject to Section 4.03(f) (Applicable Law and Jurisdiction), such notice or request shall be deemed to have been duly given or made when it shall be delivered by hand, airmail, facsimile or telex (with a hard copy to follow in the case of notices delivered by facsimile or telex) to the party to which it is required or permitted to be given or made at such party's address specified below or at such other address as such party shall have designated by notice to the party giving such notice or making such request.

      For the Guarantor:

            Genesee & Wyoming, Inc.
            66 Field Point Road
            Greenwich, CT 06830

            Attention:

            Alternative address for communications by facsimile:

                  (203) 661-4106

      For IFC:

            International Finance Corporation
            2121 Pennsylvania Avenue, N.W.
            Washington, D.C. 20433
            United States of America

            Attention: Director, Infrastructure Department

            Alternative address for communications by facsimile:

                  (202) 974-4310

      For FMO:

            Nederlandse Financierings-Maatschappij voor
            Ontwikkelingslanden N.V.
            Anna van Saksenlaan 71
            2593 HW The Hague
            The Netherlands

            Attention:  Latin America and Caribbean Department

            Alternative address for communications by facsimile:

            Facsimile:  (31) 70 314-9757

      Section 4.03. Applicable Law and Jurisdiction. (a) This Agreement is governed by, and shall be construed in accordance with, the laws of the State of New York, United States of America.

      (b) For the exclusive benefit of the Senior Lenders, the Guarantor irrevocably agrees that any legal action, suit or proceeding arising out of or relating to this Agreement may be brought in any court of the United States of America located in the Southern District of New York or in the courts of the State of New York located in the Borough of Manhattan. By the execution of this Agreement, the Guarantor irrevocably submits to the jurisdiction of any such court in any such action, suit or proceeding. Final judgment against the Guarantor in any such action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction, including Mexico, by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the judgment, or in any other manner provided by law.

      (c) Nothing in this Agreement shall affect the right of either Senior Lender to commence legal proceedings or otherwise sue the Guarantor in Mexico or any other appropriate jurisdiction, or concurrently in more than one jurisdiction, or to serve process, pleadings and other legal papers upon the Guarantor in any manner authorized by the laws of any such jurisdiction.

      (d) The Guarantor hereby irrevocably designates, appoints and empowers CT Corporation System, located at 111 Eighth Avenue, 13th Floor, New York, New York 10011, United States of America as its authorized agent solely to receive for and on its behalf service of any summons, complaint or other legal process in any action, suit or proceeding either Senior Lender may bring in the State of New York in respect of this Agreement.

      (e) As long as this Agreement remains in force, the Guarantor shall maintain a duly appointed and authorized agent to receive for and on its behalf service of any summons, complaint or other legal process in any action, suit or proceeding either Senior Lender may bring in New York, New York, United States of America, with respect to this Agreement. The Guarantor shall keep each Senior Lender advised of the identity and location of such agent.

      (f) The Guarantor also irrevocably consents, if for any reason its authorized agent for service of process of summons, complaint and other legal process in any action, suit or proceeding is not present in New York, New York, to the service of such papers being made out of the courts of the United States of America located in the Southern District of New York and the courts of the State of New York located in the Borough of Manhattan by mailing copies of the papers by registered United States air mail, postage prepaid, to the Guarantor, at its address specified pursuant to Section 4.02. In such a case, the relevant Senior Lender shall also send by facsimile, or have sent by facsimile, a copy of the papers to the Guarantor.

      (g) Service in the manner provided in subsections (d), (e) and (f) of this
Section 4.03 in any action, suit or proceeding will be deemed personal service, will be accepted by the Guarantor as such and will be valid and binding upon the Guarantor for all purposes of any such action, suit or proceeding.

      (h) The Guarantor irrevocably waives to the fullest extent permitted by applicable law:

            (i) any objection which it may have now or in the future to the laying of the venue of any action, suit or proceeding in any court referred to in this Section;

            (ii) any claim that any such action, suit or proceeding has been brought in an inconvenient forum;

            (iii) its right of removal of any matter commenced by a Senior
                  Lender in the courts of the State of New York to any court of the United States of America; and

            (iv) any and all rights to demand a trial by jury in any such action, suit or proceeding brought against such party by a Senior Lender.

      (i) To the extent that the Guarantor may be entitled in any jurisdiction to claim for itself or its assets immunity in respect of its obligations under this Agreement from any suit, execution, attachment (whether provisional or final, in aid of execution, before judgment or otherwise) or other legal process or to the extent that in any jurisdiction that immunity (whether or not claimed) may be attributed to it or its assets, the Guarantor irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent permitted now or in the future by the laws of such jurisdiction.

      (j) The Guarantor hereby acknowledges that IFC shall be entitled under applicable law, including the provisions of the International Organizations Immunities Act, to immunity from a trial by jury in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby brought against IFC in any court of the United States of America. The Guarantor hereby waives any and all rights to demand a trial by jury in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement, brought against either Senior Lender in any forum in which it is not entitled to immunity from a trial by jury.

      (k) To the extent that the Guarantor may, in any action, suit or proceeding brought in any of the courts referred to in subsection (b) of this
Section 4.03 or elsewhere arising out of or in connection with this Agreement, be entitled to the benefit of any provision of law requiring either Senior Lender in such action, suit or proceeding to post security for the costs of the Guarantor, or to post a bond or to take similar action, the Guarantor hereby irrevocably waives such benefit, in each case to the fullest extent now or in the future permitted under the laws of the jurisdiction in which such court is located.

      Section 4.04. Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and assigns of the parties hereto, provided, however, that the Guarantor may not assign or otherwise transfer all or any part of its rights or obligations under this Agreement without the prior written consent of each Senior Lender. The benefit of this Agreement may be freely and unconditionally assigned, transferred or otherwise disposed of, in whole or in part, by either Senior Lender to any other person, corporate or otherwise; provided, that any such assignment by a Senior Lender shall be made in conjunction with an assignment by such Senior Lender of its rights under the Loan Agreement. Any purported assignment or delegation in violation of this Section shall be void.

      Section 4.05. No Waiver; Remedies. No failure on the part of either Senior Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder (including, without limitation, any investigation by or on behalf of either Senior Lender into the affairs of the Guarantor, the Borrower, the Project Company or any other person), or the execution or the performance of this Agreement or any other document or agreement relating to this Agreement, or any other act or thing which may be done by or on behalf of either Senior Lender in connection therewith, preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      Section 4.06. Amendments. No amendment or waiver of any provision of this Agreement, nor any consent to departure by the Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      Section 4.07. English Language. All documents to be furnished or communications to be given or made under this Agreement shall be in the English language or, if in another language, shall be accompanied by a translation into English certified by a representative of the Guarantor, which translation shall be the governing version among the parties hereto.

      Section 4.08. Severability. Any obligation of the Guarantor under this Agreement which is void, illegal or unenforceable in any jurisdiction is ineffective only in that jurisdiction and does not affect in any way the validity, legality or enforceability of that obligation in any other jurisdiction or of the remaining obligations of the Guarantor hereunder.

      Section 4.09. Further Assurances. The Guarantor agrees that it shall do all such further acts, deeds and things, and execute and deliver to each Senior Lender such additional agreements and instruments, in each case as may be necessary or advisable in order to give effect to the purposes of this Agreement.

      Section 4.10. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

                            -signature page follows-

      IN WITNESS WHEREOF, the parties hereto, acting through their duly authorized representatives, have caused this Agreement to be signed in their respective names and to be delivered as of the day and year first above written.

                                                GENESEE & WYOMING, INC

                                                By:    ___________________
                                                Title: ___________________

                                                NEDERLANSE FINANCIERINGS-
                                                MAATSCHAPPIJ VOOR
                                                ONTWIKKELINGSLANDEN N.V.

                                                By:    ___________________
                                                Title: ___________________

                                               INTERNATIONAL FINANCE CORPORATION

                                                By:    ___________________
                                                Title: ___________________